                                                                        EX-99.j.

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration  Statement on Form N-1A of our report  dated  February  5, 2008,  relating  to the  statement  of net assets of
Aberdeen Small Cap Fund, which appears in such Registration  Statement.  We also consent to the reference to us under the heading "Independent  Registered Public
Accounting Firm" in such Registration Statement.

PricewaterhouseCoopers LLP
New York, New York
February 5, 2008